Registration No.  333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SINO DAREN CO. LTD.

(Exact name of registrant as specified in its charter)

Nevada	7363	27-3450044
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

Office 5B, 5F

China Harbour Building

370, King’s Road

North Point

Hong Kong S.A.R.

+(852) 2815-6986

(Address, including Zip Code, and Telephone
Number, including Area Code of Registrant’s
Principal Executive Offices

Greenberg Traurig, LLP

3773 Howard Hughes Parkway
Suite 400 North
Las Vegas, NV 89169
(702) 792-3773

(Name, Address, Including Zip Code, and
Telephone Number, Including Area Code, of
Agent for Service)

Copies to:

Greenberg Traurig, LLP

Attn: John N. Brewer

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐

Non-accelerated Filer ☐	Smaller Reporting Company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount To Be Registered	Offering Price Per Share	Aggregate Offering Price	Registration Fee [1]
Common Stock:	1,000,000	$0.25	$250,000	$29.03

[1]           Estimated solely for purpose of calculating the registration fee required by Section 6(B) of the Securities Act and computed pursuant to Rule 457(o) under the Securities Act.  No exchange or over the counter market exists for our common stock.  Our offering price per share was arbitrarily determined in order for us to raise a minimum of $100,000 and a maximum of $250,000.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 31, 2011

Prospectus

SINO DAREN CO. LTD.

Shares of Common Stock

600,000 minimum - 1,000,000 Maximum

In the event that we sell at least the minimum number of shares in this offering, of which there is no assurance, we intend to have our shares of common stock quoted on the Over the Counter Bulletin Board operated by the Financial Industry Regulatory Authority.  There is no assurance that our shares will ever be quoted on the Over the Counter Bulletin Board.

We are offering a minimum of 600,000 and a maximum of 1,000,000 shares of common stock in a self-underwritten direct public offering, without any involvement of underwriters or broker-dealers.  The offering price is $0.25 per share.  In the event that 600,000 shares are not sold within 270 days, all money received by us will be promptly returned to you without interest or deduction of any kind.  We will return your funds to you in the form of a cashier’s check sent Federal Express on the 271st day.  Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 270 days.  Collected funds are deemed funds that have been paid by the drawee bank.  Before this offering, there has been no public market for our common stock.

The purchase of the securities offered through this Prospectus involves a high degree of risk.  See “Risk Factors” beginning on page 10.

Please be advised, future actions by creditors in the subscription period could preclude or delay us in refunding your money.  If at least 600,000 shares are sold within 270 days, all money received will be retained by us and there will be no refund.  Funds from this offering will be placed in a separate bank account at HSBC Hong Kong Bank.  There is no escrow, trust or similar account in which your subscription will be deposited.  The bank account is merely a separate interest bearing savings account under our control where we have segregated your funds.  As a result, creditors could attach the funds.  Only our president, Mr. Alex P.Y. Wong, together with one of the officers of the company, for a total of two signatures, will have access to the account.  You will not have the right to withdraw your funds during the offering.  The funds will be maintained in the separate bank until we receive a minimum of $150,000 at which time we will disburse the funds to us and use the funds as set forth in the Use of Proceeds section of this prospectus.

There are no minimum purchase requirements.

Our common stock will be sold on our behalf by Alex P.Y. Wong, our sole director.  Mr. Wong will not receive any commissions or proceeds from the offering for selling shares on our behalf.

Investing in our common stock involves risks. See “Risk Factors” starting at page 10.

	Offering Price	Expenses	Proceeds to Us
Per Share — Minimum	$0.25	$0.0864	$0.1636
Per Share — Maximum	$0.25	$0.0518	$0.1982
Minimum	$150,000	$51,865	$98,135
Maximum	$250,000	$51,865	$198,135

The difference between the Aggregate Offering Price and the Proceeds to us is $51,865.  The $51,865 will be paid to unaffiliated third parties for expenses connected with this offering.  The $51,865 will be paid from the first proceeds of this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is May 31, 2011.

SUMMARY OF OUR OFFERING

This summary highlights important information about our company and business.  Because it is a summary, it may not contain all of the information that is important to you.  To understand this offering fully, you should read this entire prospectus and the financial statements and related notes included in this prospectus carefully, including the “Risk Factors” section.  Unless the context requires otherwise, “we,” “us,” “our,” and the “company” and similar terms refer to Sino Daren Co. Ltd., while the term “Sino Daren” refers to Sino Daren in its corporate capacity.

Our Business

We were incorporated on August 4, 2010 and we have not commenced operations.  We are a holding company and our operations will be managed through our subsidiaries.  We intend to provide a Human Resources (“HR”) service web portal to service corporate employers seeking applicants in the People’s Republic of China (“PRC”), Hong Kong and Macau.  Our web portal will provide an HR multimedia portal service which will allow job applicants to post both text and video to our website.  We believe that our web portal, with such text and video posts, will provide one of the most economical channels for corporate employers to tap into the huge human resource market in China with direct access to job applicants from universities and recent graduates.

Through our HR service web portal, we will provide recruitment and other HR related services to both corporate employers and job applicants.  The Company is in its development stage with development options and no revenues to date.  While registration of our shares is for the purpose of creating a public market, there is no guarantee that a public market will ever exist for the Company’s shares or that, if developed, can be sustained.

Recruitment related services

HR service web portal.  Job applicants will post on our web portal their resumes.  Resumes may include text and video presentations, in either case, prepared by job applicants or references made on their behalf by former employers or other referrals.  By subscribing for our web portal membership, corporate employers will be able to review, select employee from job applicants listed on our web portal.

Recruitment projects.  We will organize industry specific forums for employers and job applicants to meet and interact.  We will also offer customized data mining services to show potential skill concentrations and potential availability of specific human resource groups with respect to geographical locations throughout China.  This way, employers (our service portal members) will benefit from both the long-term and short-term strategic employment pool with particular reference to feasibility study of any new office or new factory location.

HR related services

We will offer a number of other value-added HR services in areas such as training, HR evaluation and outsourcing.

Training.  Upon an employers’ request, we will provide specialized and/or customized trainings for their selected employee.  The training service will include professional training programs for prospective job applicants to increase job knowledge and to shorten on-the-job training for job applicants using our web portal to benefit employers.  Some potential projects are being studied for immediate implementation after the completion of this offering.  Our programs are designed to ensure that employers using our web portal will be introduced to qualified job applicants.

The Company will sponsor vocational training centers for students at universities in Beijing and Hong Kong, and other selected universities in China, to facilitate essential commercial and professional skill development to prepare the students for corporate or office positions.  The Company believes that these vocational training centers will provide a significant advantage to corporate employers and job applicants by reducing on-the-job training of new hires and potentially increasing the productivity of newly hired job applicants.  The Company believes that these vocational training centers will be attractive to local and international corporations seeking qualified applicants in their recruitment programs.

HR evaluation and outsourcing.  We shall offer professional accreditation programs of professional skills for job applicants listed on our database.  Employers can then confirm more easily that the potential job candidates have the required accredited professional skills during their initial screening process. We shall also provide HR Outsourcing Services to employers such as payroll and other related HR services.

Our Revenue Model

Although we will provide services to both employers and job applicants, we expect to derive our revenues primarily from employers using our web portal.  We will receive a significant portion of our revenue in the form of the membership fees, portal advertisements and HR outsourcing services from employers which subscribe to our HR web portal service.  We will also receive fees from employers for providing other services such as customized recruitment projects, training and/or accreditation for their selected candidates, and of course HR Outsourcing.

Our Market Opportunities

Since the beginning of 2011, we observed an unexpected strong growth of demand from employers for HR recruitment services in China, we are therefore expecting continued strong growth for our membership employers together with our job applicant membership database.  We believe, based on our observation, that the base of our job applicant membership will be in excess of 200,000 within 12 months after the launch of our web portal service (right after this fund raising round).  We shall also promote the concept of “CV Video” in job fairs to promote our web site.  Promotional activities will start right after the end of this fund raising round, in particular during the graduation period which is summer 2011.

The Offering

Following is a brief summary of this offering:

Securities being offered	A minimum of 600,000 shares of common stock and a maximum of 1,000,000 shares of common stock, par value $0.001 per share.

Offering price per share	$0.25. The Offering price was determined arbitrarily by the Company.

Offering period	The shares are being offered for a period not to exceed 270 days.

Net proceeds to us	Approximately $98,135 assuming the minimum number of shares are sold. $198,135 assuming the maximum number of shares are sold.

Risk Factors	The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 10.

Number of shares outstanding before the offering	13,000,000

Number of shares outstanding after the offering if all of the shares are sold	14,000,000

Use of Proceeds (for minimum subscription of 600,000 shares)

The Company will use the net proceeds from this Offering substantially for general corporate purposes, primarily in the areas of expansion of staff, office costs, marketing and general working capital to commence our operation in Hong Kong only.

Use of proceeds (for maximum subscription of 1,000,000 shares)

We will use the proceeds to develop and commence our HR multimedia portal services. Depending on the net proceeds, we shall use the proceeds for staff and marketing of our services in Hong Kong and Beijing.

This prospectus relates to the sale of a minimum of 600,000 shares of common stock and a maximum of 1,000,000 shares of common stock, par value $0.001.

Management intends to request a market maker to file a Form 211 to be approved for quotation on the OTCBB.  The Company is not permitted to file a Form 211 with the OTCBB as only Market Makers may apply to the OTCBB for the issuer to get approval to quote the security.

Selected financial data

The following selected financial data have been derived from the Company’s financial statements for the period from August 4, 2010 to January 31, 2011 which have been audited by Mazars CPA Limited, an independent registered public accounting firm.  The summary financial data as of January 31, 2011 are derived from our audited financial statements, which are included elsewhere in this prospectus.  The following data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this Prospectus and the Financial Statements and notes thereto included in this Prospectus.

As shown in the accompanying audited financial statements, the Company has experienced a loss of $48,960 during the period from inception to January 31, 2011 and has a negative working capital.

Financial Summary Information

Because this is only a financial summary, it does not contain all the financial information that may be important to you.  It should be read in conjunction with the financial statements and related notes presented at the end of this prospectus.

As of Jan 31, 2011 (Audited)
Balance Sheet Data
Total Assets	$13,000
Total Liabilities	$48,960
Stockholders Deficit	$35,960

Period from
Aug 4, 2010
(date of inception)
to Jan 31, 2011
(Audited)
Income Statement Data
Revenue	$0
Total Expenses	$48,960
Net Loss	$48,960

RISK FACTORS

We are subject to various risks that may materially harm our business, financial condition and results of operations.  You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock.  If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed.  In that case, the trading price of our common stock could decline and you may lose all or part of your investment.

Risks associated with SINO DAREN CO. LTD.:

We may not be able to secure additional needed financing.

We may require additional financing in order to continue to implement our business plan and grow our operations.  Such financing, if required, may not be forthcoming and even if additional financing is available, it may not be available on terms that we find favorable.  We may have difficulty securing financing, especially when financial markets are volatile, and the terms of such financing, if and when available, may not be available except pursuant to unfavorable terms.  In the event we require additional financing, the failure to secure additional financing on favorable terms will have a negative effect on our ability to conduct our business and we may be forced to alter or even cease our business plans and operations which may have a negative effect on any market that may develop for our shares.

We lack an operating history and have losses that we expect to continue into the future.  If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations and you may lose your investment.

We were incorporated on August 4, 2010 and we have not started our proposed business operations or realized any revenues.  We have no operating history upon which an evaluation of our future success or failure can be made.  Our net loss during the period from inception to January 31, 2011 is $48,960 of which $48,960 is for general and administrative expenses.  Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

•                  the completion of this fund raising round to fund our business;

•                  our ability to attract significant size of quality job applicants into our database and the concept of multimedia CV including the CV video concept;

•                  our ability to attract clients who will buy our membership and on-line advertisements from us;

•                  our ability to generate further revenues through the sale of other HR related services such as training, accreditation and HR outsourcing services.

Based upon the current plans, we expect to incur operating losses in future months because we will be incurring expenses and not generating much revenue.  However we are expecting to generate revenues within 6 months from the completion of this fund raising round.  No assurance can be given that we will be successful in generating revenues in the future, attract quality job applicants, or attract sufficient employers to fund our operations.  Failure to generate revenues will cause you to lose your investment.

Because we have only recently commenced business operations, we face a high risk of business failure.

We are a development stage company.  All of our efforts to date have related to developing our business plan and related activities.  We have not earned any revenues as of the date of this prospectus, and thus face a high risk of business failure.

Because we have a limited operating history, our business is difficult to evaluate.

We were formed in August 2010 and have a limited operating history.  An investor in our common stock must consider the risks and difficulties frequently encountered by early stage companies in new and rapidly evolving markets.  We expect our operating expenses to increase significantly, especially in the areas of development, marketing and promotion.  As a result we will need to increase our revenue to remain profitable.  If our revenue does not grow as expected or increases in our expenses are not in line with forecasts, there could be a material adverse effect on our business, results of operations and financial condition.

We may be unable to attract and retain experienced management.

We currently have one director, Alex P.Y. Wong, and two officers.  We are currently assembling a full time team in China and Hong Kong to devote to our future operations.  The China Team will consist of a Chief Operating Officer, a Chief Technology Officer, and a Chief Information Officer.  No assurance can be given that we will be successful in recruiting valued team members.

We currently have two officers and one director, neither of whom have qualifications to be a financial accounting advisor, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

Currently we have two officers and one director.  The director, Mr. Alex P.Y. Wong, has no formal qualification in financial accounting.  Mr. Wong is currently responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002.  While Mr. Wong has no formal training in financial accounting matters, he has been preparing the financial statements that have been audited and reviewed by our auditors and included in this prospectus.  When the disclosure and accounting controls referred to above are implemented, he will be responsible for the administration of them.  Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.  However, because of the small size of our expected operations, we believe that he will be able to monitor the controls he will have created and will be accurate in assembling and providing information to investors.  In addition, a qualified Chief Finance Officer is expected to be hired immediately following the completion of this offering.

If Alex P.Y. Wong, our sole director, should resign or die, we will not have a chief executive officer which should ensure un-interrupted operations.  A full board of directors will be in place before any receipt of fund.

Alex P.Y. Wong is currently one of two officers and our sole director.  We are currently dependent upon him to conduct our operations.  If he should resign or die we will not have a Chief Executive Officer.  A full-size board of directors, consisting of three directors, together with a Finance Officer who will be a qualified accountant, will be added immediately following this offering.  No assurances can be given that we will be successful in attracting board members or additional officers.

We do not have insurance to cover any and all losses incurred in our business operations.

We do not maintain any insurance and do not intend to maintain insurance in the future.  Because we do not have any insurance, if we are made a party to a liability action, we may not have sufficient funds to defend the litigation.  In that event, a judgment could be rendered against us that could cause us to cease operations.

If the Company does not generate sales in a timely manner, the Company may run out of cash.

The Company’s business plan is dependent on sales of membership fees from employers operating in China and the Company anticipates that such sales will commence in the third quarter of 2011.  The Company will hire staff and incur recurring expenses and plans to increase staffing and expense levels in anticipation of revenues assuming proceeds from this Offering make such expenditures feasible.  In the event that revenues do not occur in a timely manner, the Company will need to dramatically reduce costs and may run out of cash.

The Company’s results may fluctuate significantly from projections.

The Company’s anticipated revenues are based on projections, and results may vary widely from such projections.

The Company’s has an uncertain ability to meet future cash needs.

It is likely the Company will need additional financing in the future, either as a result of adverse developments, or as a result of rapid growth or volatility in business levels or business conditions.  If such financing is unavailable, it could have a serious adverse effect on the Company’s ability to survive.

Risks associated with doing business in China:

Currency fluctuations and government control of currency conversion may adversely affect our financial condition and results of operations.

Our reporting currency is the U.S. dollar and our operations in China use Renminbi (“RMB”) in its operations.  RMB currently is not a freely convertible currency.  A portion of our revenues must be converted into other currencies to meet our foreign currency obligations including, among others, legal and accounting fees, payment of dividends declared, if any, in respect of our common stock.  Up to now, restrictions on currency exchange may not limit our ability to utilize our revenues effectively because our expenses are primarily in RMB.  We are also subject to the effects of exchange rate fluctuations with respect to any foreign currency utilized by us in our operations.  It is possible that the Chinese government could adopt a more flexible currency policy, which could result in more significant fluctuation of RMB against the U.S. dollar.

For our Hong Kong operation, we will use the Hong Kong dollar which is pegged to the U.S. Dollar.  The Hong Kong Dollar is freely convertible to other currencies including U.S. Dollars.  Having an office in Hong Kong may provide us with a platform to exchange RMB in accordance with PRC RMB administrative policies in the future.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

The majority of our revenues will be settled in RMB and, any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund future business activities outside China or to pay dividends or make other payments in U.S. dollars.  Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for account transactions, significant restrictions still remain, including the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents, at government designated banks in China authorized to conduct foreign exchange business.  In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items.  We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB.

Our Hong Kong based operations will be paid in Hong Kong Dollars which is freely convertible to most currencies around the globe.  We believe that the use of Hong Kong banking and collection/settlement service can well serve the Hong Kong based operations as an effective channel between Mainland China and the rest of the world.

Our business is largely subject to the uncertain legal environment in China and your legal protection could be limited.

The Chinese legal system is a civil law system based on written statutes.  Unlike common law systems, it is a system in which precedents set in earlier legal cases are not generally used.  The overall effect of legislation enacted over the past 20 years has been to enhance the protections afforded to foreign invested enterprises in China.  However, these laws, regulations and legal requirements are relatively recent and are evolving rapidly, and their interpretation and enforcement involve uncertainties.  These uncertainties could limit the legal protections available to foreign shareholders, such as the right of foreign invested enterprises to hold licenses and permits such as requisite business licenses.  Because our officers and director reside outside of the United States, it may be difficult, if not impossible, to acquire jurisdiction over those persons if a lawsuit is initiated against us and/or our officers and director by a shareholder or group of shareholders in the United States.  Also, because our officers and director will likely be residing in the PRC at the time such a suit is initiated, achieving service of process against such persons will be extremely difficult.  Furthermore, because the majority of our assets will be located in the PRC it will also be extremely difficult to access those assets to satisfy an award entered against us in United States court.  Moreover, we have been advised that the PRC does not have treaties with the United States providing for the reciprocal recognition and enforcement of judgments of courts.

Adverse changes in political and economic policies of the PRC government could impede the overall economic growth of China, which could reduce the demand for our service and damage our business.

We conduct most of our operations and generate our revenue in China.  Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China.  The PRC economy differs from the economies of most developed countries in many respects, including:

•                  the higher level of government involvement;

•                  the early stage of development of the market-oriented sector of the economy;

•                  the rapid growth rate;

•                  the higher level of control over foreign exchange; and

•                  the allocation of resources.

As the PRC economy has been transitioning from a planned economy to a more market-oriented economy, the PRC government has implemented various measures to encourage economic growth and guide the allocation of resources.  While these measures may benefit the overall PRC economy, they may also have a negative effect on us.

Although the PRC government has in recent years implemented measures emphasizing the utilization of market forces for economic reform, the PRC government continues to exercise significant control over economic growth in China through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and imposing policies that impact particular industries or companies in different ways.

Any adverse change in the economic conditions or government policies in China could have a material adverse effect on the overall economic growth and the level of new construction investments and expenditures in China, which in turn could lead to a reduction in demand for our services and consequently have a material adverse effect on our business and prospects.

Risks associated with this offering:

The Offering Price of the Shares is arbitrary.

The price of the Shares has been determined arbitrarily by the Company and bears no relationship to the Company’s assets, book value, potential earnings or any other recognized criteria of value.

The Company has a lack of dividend payments.

The Company has no plans to pay any dividends in the foreseeable future.

Certain Company actions and the interests of stockholders may differ.

The voting control of the Company could discourage others from initiating a potential merger, takeover or another change of control transaction that could be beneficial to stockholders.  As a result, the value of stock could be harmed.  Purchasers should become familiar with the equity breakdowns among stockholders of the Company set forth in.

Purchasers will experience immediate and substantial book value dilution.

The price of the Shares offered hereunder is expected to be substantially higher than the net tangible book value of each outstanding share of stock.  Investors who purchase Shares in this Offering will suffer immediate and substantial dilution.

Because we do not have an escrow or trust account for your subscription, if we file for bankruptcy protection or are forced into bankruptcy, or a creditor obtains a judgment against us and attaches the subscription, or our officers or director misappropriates the funds for his own use, you may lose your investment.

Your funds will not be placed in an escrow or trust account.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.  If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions.  As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you.  Additionally, our board of directors could withdraw the funds without your knowledge for their own use.  If that happens, you may lose your investment and your funds will be used to pay creditors.

To counter the above-mentioned risk, we will require two signatures, one from our sole director and another from any one officer of the Company, for any financial transaction.

The Company is selling the shares offered in this prospectus without an underwriter and may not be able to sell any of the shares offered herein.

The common shares are being offered on our behalf by Alex P.Y. Wong, president of the Company, on a best-efforts basis.  No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares.  There are no firm commitments to purchase any of the shares in this offering.  Consequently, there is no guarantee that the Company, through its president, is capable of selling all, or any, of the common shares offered hereby.

Because Alex P.Y. Wong, our current officers and director will own more than 50% of the outstanding shares after this offering, he will retain control of us and be able to decide who will be directors and you may not be able to elect any directors which could decrease the price and marketability of the shares.

Even if we sell all 1,000,000 shares of common stock in this offering, Alex P.Y. Wong will still own 10,000,000 shares of our common stock and will continue to control us.  As a result, after completion of this offering, regardless of the number of shares we sell, Mr. Alex P.Y. Wong will be able to elect all of our directors and control our operations, which could decrease the price and marketability of the shares.

Certain of our existing shareholders have substantial influence over our company, and their interests may not be aligned with the interests of our other shareholders.

Our director, Alex P.Y. Wong owns approximately 71.43% (after the maximum number of shares has been subscribed) of our outstanding voting securities.  As a result, he has significant influence over our business, including decisions regarding mergers, consolidations, liquidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions.  This concentration of ownership may also have the effect of discouraging, delaying or preventing a future change of control, which could deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of our shares.

Currently, there is no established public market for our securities, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities.  A market maker will be asked to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this offering.  There can be no assurance that the market maker’s application will be accepted by FINRA nor can we estimate as to the time period that the application will require.  We are not permitted to file such application on our own behalf.  If the application is accepted, there can be no assurances as to whether

(i)                                     any market for our shares will develop;

(ii)                                  the prices at which our common stock will trade; or

(iii)                               the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock.  Either of these factors could adversely affect the liquidity and trading price of our common stock.  Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly.  Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of PRC and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities.  Purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

Because the SEC imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them.  This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket.  For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you.  Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares.  This could prevent you from reselling your shares and may cause the price of the shares to decline.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock.  Further, many brokers charge higher transactional fees for penny stock transactions.  As a result, fewer broker-dealers may be willing to make a market in our common stock, which may limit your ability to buy and sell our stock.

Risks associated with the People’s Republic of China

Our business could be affected by changes in China’s economic, political or social conditions or government policies.

While the PRC economy has experienced significant growth in the past 30 years, growth has been uneven, both geographically and among various sectors of the economy.  The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources.  Some of these measures benefit the overall PRC economy, but may also have a negative effect on our future business in China.

The PRC economy has been transitioning from a planned economy to a more market-oriented economy.  However, a substantial portion of the productive assets in China is still owned by the PRC government.  The continued control of these assets and other aspects of the national economy by the PRC government could materially and adversely affect our business.  For example, the PRC government could determine to limit the extent to which government controlled entities may use private sector businesses such as ours to serve their human resource requirements.  In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies.  Efforts by the PRC government to slow the pace of growth in the Chinese economy could also result in reduced job growth and recruitment activity, which in turn could reduce demand for our human resource services.  Additionally, the PRC government could determine to more closely regulate the advertising, Internet content delivery or human resource industries, which could impose additional regulatory costs and burdens on us.

Currency fluctuations and government control of currency conversion may adversely affect our financial condition and results of operations.

Our reporting currency is the U.S. dollar and our operations in China use their local currency as their functional currencies.  We will receive substantially most of our revenues in RMB, which currently is not a freely convertible currency.  A portion of these revenues must be converted into other currencies to meet our foreign currency obligations including, among others, legal and accounting fees, payment of dividends declared, if any, in respect of our ordinary shares.  Up to now, restrictions on currency exchange may NOT limit our ability to utilize our revenues effectively because our expenses are usually in RMB.  We are also subject to the effects of exchange rate fluctuations with respect to any of these currencies.  It is possible that the PRC government could adopt a more flexible currency policy, which could result in more significant fluctuation of RMB against the U.S. dollar.

For HK operations, Hong Kong Dollar is pegged with US Dollars and our Hong Kong Dollar is freely convertible to other currencies including US Dollars.  Having a HK service base may well be positioned for the opening up of PRC RMB administrative policies in the future, providing a platform for fund repatriation outside of PRC, including dividend payments.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

The majority of our revenues will be settled in RMB and, any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside China or to make dividend or other payments in U.S. dollars.  Although the PRC government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents, at those banks in China authorized to conduct foreign exchange business.  In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items.  We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB.

The HK based operation will be paid in Hong Kong Dollars which is freely convertible to most currencies around the globe.  We believe that the use of Hong Kong banking and collection/settlement service can well serve the Hong Kong base as an effective channel between Mainland China and the rest of the world.

Our business is largely subject to the uncertain legal environment in China and your legal protection could be limited.

The Chinese legal system is a civil law system based on written statutes.  Unlike common law systems, it is a system in which precedents set in earlier legal cases are not generally used.  The overall effect of legislation enacted over the past 30 years has been to enhance the protections afforded to foreign invested enterprises in China.  However, these laws, regulations and legal requirements are relatively recent and are evolving rapidly, and their interpretation and enforcement involve uncertainties.  These uncertainties could limit the legal protections available to foreign shareholders, such as the right of foreign invested enterprises to hold licenses and permits such as requisite business licenses.  Because our officers and director reside outside of the United States, it may be difficult, if not impossible, to acquire jurisdiction over those persons if a lawsuit is initiated against us and/or our officers and director by a shareholder or group of shareholders in the United States.  Also, because our officers and director will likely be residing in the PRC at the time such a suit is initiated, achieving service of process against such persons will be extremely difficult.  Furthermore, because the majority of our assets will be located in the PRC it will also be extremely difficult to access those assets to satisfy an award entered against us in United States court.  Moreover, we have been advised that the PRC does not have treaties with the United States providing for the reciprocal recognition and enforcement of judgments of courts.

PRC laws and regulations governing operators of Internet websites and operators of human resource services are unclear and the regulation of the telecommunications, human resource services and Internet industries may become more burdensome.

The interpretation and application of existing PRC laws and regulations, the stated positions of the main governing authorities, the PRC Ministry of Industry and Information Technology (“MIIT”) and the PRC Ministry of Human Resource and Social Security (“MHRSS”), and the possibility of new laws or regulations being adopted, have created significant uncertainty regarding the legality of existing and future foreign investments in Internet operations and human resource services, including our company.  In addition, PRC government regulations of the telecommunications, human resource services and Internet industries are burdensome and may become even more so.  New regulations could increase our costs of doing business and prevent us from efficiently delivering our services.  Our failure to comply with applicable PRC laws and regulations could subject us to severe sanctions.

SHOULD ONE OR MORE OF THE FOREGOING RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD THE UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, EXPECTED, INTENDED OR PLANNED.

FORWARD-LOOKING STATEMENTS

This Prospectus contains certain forward-looking statements regarding management’s plans and objectives for future operations including plans and objectives relating to our planned marketing efforts and future economic performance.  The forward-looking statements and associated risks set forth in this Prospectus include or relate to, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital.  These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this Prospectus generally.  Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties.  Such forward-looking statements are based on assumptions that we will be able to keep up with industry techniques and standards, that there will be no material adverse competitive or technological change in conditions in our business, that demand for our products will significantly increase, that our officers will remain employed as such, that our forecasts accurately anticipate market demand, and that there will be no material adverse change in our operations or business or in governmental regulations affecting us or our manufacturers and/or suppliers.  The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control.  Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized.  In addition, as disclosed elsewhere in the “Risk Factors” section of this Prospectus, there are a number of other risks inherent in our business and operations which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements.  Growth in absolute and relative amounts of cost of goods sold and selling, general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated by the forward-looking statements.  Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause us to alter marketing, capital investment and other expenditures, which may also materially adversely affect our results of operations.  In light of significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties.  Any statement in this prospectus and in the documents incorporated by reference into this prospectus that is not a statement of an historical fact constitutes a “forward-looking statement.”  Further, when we use the words “may”, “expect”, “anticipate”, “plan”, “believe”, “seek”, “estimate”, “internal”, and similar words, we intend to identify statements and expressions that may be forward-looking statements.  We believe it is important to communicate certain of our expectations to our investors.  Forward-looking statements are not guarantees of future performance.  They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements.  Many factors are beyond our ability to control or predict.  You are accordingly cautioned not to place undue reliance on such forward-looking statements.  Important factors that may cause our actual results to differ from such forward-looking statements include, but are not limited to, the risk factors discussed below.  Before you invest in our common stock, you should be aware that the occurrence of any of the events described under “Risk Factors” in this prospectus could have a material adverse effect on our business, financial condition and results of operation.  In such a case, the trading price of our common stock could decline and you could lose all or part of your investment.

With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the “1933 Act”).  In each instance, the purchaser had access to sufficient information regarding the Company so as to make an informed investment decision.

USE OF PROCEEDS

Our offering is being made on a self-underwritten $150,000 minimum, $250,000 maximum basis.  The table below sets forth the use of proceeds, if $150,000 or $250,000 of the offering is sold.

	$150,000		$250,000
Gross proceeds	USD	150,000	USD	250,000
Offering Expenses	USD	51,865	USD	51,865
Net Proceeds	USD	98,135	USD	198,135

The net proceeds will be used as follows:

Staff Salary	USD	31,633	USD	39,940
Office Rental	USD	19,387	USD	63,695
Web Hosting and Software	USD	4,038	USD	8,885
Marketing & Promotion	USD	23,077	USD	37,923
Professional Services	USD	20,000	USD	20,000

Video Enhancements	USD	0	USD	27,692

Total offering expenses to be paid from the proceeds are $51,865.  They consist of approximately $42,608 for legal fees; $100 for printing of our prospectus; $7,128 for audit and accounting fees; $1,000 for state securities registration fees; $1,000 for our stock transfer agent services; and $29.03 for our SEC filing fee.

Upon the completion of this offering, we intend to immediately commence operating our website in Hong Kong which is not under PRC control regarding Internet Content — www.sinodaren.com and all the revenue collected will be in Hong Kong Dollars which is not under and administrative control by the Chinese government.  We shall also use the website to promote our business and solicit customers in Mainland China as well.

If we can raise the maximum amount of proceeds available under this offering, we shall commence operations in Beijing (the capital city of China) together with Hong Kong to demonstrate our service capabilities together with our multimedia features on our web portal. The Company is expecting the multimedia CV feature will be in high demand  by both  the employers and the job seekers. The employers can carry out second screening of job applicants before the interview round; and the job seekers can demonstrate their abilities in different aspects. This feature is considered to be particularly useful for job applicants from distant locations.

Our initial targeted employers/customers will be IT outsourcing, software, hi-tech manufacturer banking and finance.

Our initial targeted job applicants will be graduates, graduating students and participants from our university co-operations. These job applicants will be classified according to their job desire, academic/professional discipline, accredited professional skills, language abilities, preferred work locations and other desirable criterion.

Marketing and advertising will be focused on promoting our services to potential clients (employers).  The advertising campaign will include the design and printing of various sales materials.  The cost of developing the campaign is estimated to be between $23,077 and $37,923.

If we raise the maximum amount under this offering, we intend to commence operations in Beijing and Hong Kong. We may enter additional markets in China by ourselves or seek strategic partners.  In addition, we intend to hire up to 3 additional professional staff to handle projects in Beijing for our clients, together with a qualified Finance Officer to be based in Hong Kong.

Working capital is the cost related to operating our office.  It is comprised of expenses for rent, telephone service, mail, stationary, accounting, acquisition of office equipment and supplies, expenses of filing reports with the SEC, travel, and general working capital.

If the minimum proceeds are obtained from this offering are operations may be limited to Hong Kong where we would share an office with another business.  If we are able to obtain the maximum proceeds from this offering and if we obtain all the regulatory requirements to operate in Beijing, we will be able to locate our business in private facilities which will allow us to attract more job applicants and more corporate membership to develop high demand HR business in Hong Kong and Beijing.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $250,000 in this offering.  The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value.  Among the factors considered were:

•                  our lack of operating history

•                  the proceeds to be raised by the offering

•                  the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholders, and

•                  our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of January 31, 2011, the net tangible book value of our shares of common stock was a deficit of ($35,960) or approximately ($0.002766) per share based upon 13,000,000 shares outstanding.

If 100% of the Shares (1,000,000 shares) Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 14,000,000 shares to be outstanding will be $162,175 or approximately $0.011584 per share.  The net tangible book value of the shares held by our existing stockholders will be increased by $0.01435 per share without any additional investment on their part.  You will incur an immediate dilution from $0.25 per share to $0.011584 per share.

After completion of this offering, if 1,000,000 shares are sold, you will own approximately 7.14% of the total number of shares then outstanding for which you will have made a cash investment of $250,000, or $0.25 per share.  Our existing stockholders will own approximately 92.86% of the total number of shares then outstanding, for which they have made contributions of cash totaling $13,000.00 or $0.001 per share.

If the Minimum Number of the Shares (600,000 shares) Are Sold:

Upon completion of this offering, in the event 600,000 shares are sold, the net tangible book value of the 13,600,000 shares to be outstanding will be $62,175, or approximately $0.004572 per share.  The net tangible book value of the shares held by our existing stockholders will be increased by $0.007338 per share without any additional investment on their part.  You will incur an immediate dilution from $0.25 per share to $0.004572 per share.

After completion of this offering, if 600,000 shares are sold, you will own approximately 4.41% of the total number of shares then outstanding for which you will have made a cash investment of $150,000, or $0.25 per share.  Our existing stockholders will own approximately 95.59% of the total number of shares then outstanding, for which they have made contributions of cash totaling $13,000.00 or approximately $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.002766
Net tangible book value per share after offering after expenses	$0.01158
Increase to present stockholders in net tangible book value per share after offering	$0.011584
Capital contributions	$13,000.00
Number of shares outstanding before the offering	13,000,000
Number of shares after offering assuming the sale of the maximum number of shares	14,000,000
Percentage of ownership after offering	92.86%

Purchasers of Shares in this Offering if all Shares Sold (1,000,000 shares)

Price per share	$0.25
Dilution per share	$0.238
Capital contributions	$250,000
Number of shares after offering held by public investors	1,000,000
Percentage of capital contributions by existing shareholders	4.94%
Percentage of capital contributions by new investors	95.06%
Percentage of ownership after offering	7.14%

Purchasers of Shares in this Offering if 75% of Shares (750,000 shares) Sold

Price per share	$0.25
Dilution per share	$0.2428
Capital contributions	$187,500
Number of shares after offering held by public investors	750,000

Percentage of capital contributions by existing shareholders	6.48%
Percentage of capital contributions by new investors	93.52%
Percentage of ownership after offering	5.45%

Purchasers of Shares in this Offering if 60% of Shares (600,000 shares - minimum) Sold

Price per share	$0.25
Dilution per share	$0.245
Capital contributions	$150,000
Number of shares after offering held by public investors	600,000
Percentage of capital contributions by existing shareholders	7.980%
Percentage of capital contributions by new investors	92.02%
Percentage of ownership after offering	4.41%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering up to 1,000,000 shares of common stock on a self-underwritten basis, 600,000 shares minimum, 1,000,000 shares maximum basis.  The offering price is $0.25 per share.  Proceeds from this offering will be placed in a separate bank account at HSBC Hong Kong Account Bank Number: 004-813-515962-838 (USD).  The telephone number for HSBC Hong Kong Bank is +85222333388 (for overseas calls).  The proceeds will be maintained in this bank account until we receive a minimum of proceeds of $150,000 at which time we will remove all funds in the account and use the proceeds as set forth in the Use of Proceeds section of this prospectus.  This account is not an escrow, trust or similar account.  Your subscription will only be deposited in a separate bank account under our name.  It is merely a separate interest bearing savings account under our control where we have segregated your funds.  As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering.  Further, if we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors.  If that happens, you will lose your investment, even if we fail to raise the minimum amount in this offering.  As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached.  Any funds received by us thereafter will immediately used by us.

If we do not receive the minimum amount of $150,000 within 270 days of the effective date of our registration statement, all funds in the account will be promptly returned to you and without a deduction of any kind.  If funds in the account are not sufficient to return to you your subscription in its entirety, funds from the account will be distributed to you and the other investors pro rata.  The SEC staff generally defines “promptly” as a period of up to three days.  We will return your funds to you in the form a cashier’s check sent Federal Express on the 271st day.  During the 270 day period, no funds will be returned to you.  You will only receive a refund of your subscription if we do not raise a minimum of $150,000 within the 270 day period referred to above.  There are no finders fee involved in our distribution.  You will not have the right to withdraw your funds during the offering.  You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or there would be a change in the material terms of the offering.  The following are material terms that would allow you to be entitled to a refund of your money:

•                  extension of the offering period beyond 270 days;

•                  change in the offering price;

•                  change in the minimum sales requirement;

•                  change to allow sales to affiliates in order to meet the minimum sales requirement; and

•                  change in the amount of proceeds necessary to release the proceeds held in the separate bank account.

If any of the above material changes occur, a new offering may be made by means of a post-effective amendment.

We will sell the shares in this offering through Alex P.Y. Wong, our sole director.  He will receive no commission from the sale of any shares.  He will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1.  Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker/dealer.  The conditions are that:

1.             The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

2.             The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.             The person is not at the time of their participation, an associated person of a broker/dealer; and,

4.             The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

We hereby confirm that Alex P.Y. Wong is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer.  He is and will continue to be our officer and director at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer.  He will not participate in selling and offering securities for any issuer more than once every twelve months.

Only after our registration statement is declared effective by the SEC, do we intend to advertise, and hold investment meetings in various states where the offering will be registered.  We will not utilize the Internet to advertise our offering.  Alex P.Y. Wong will distribute the prospectus to potential investors at the meetings, to business associates and to his friends and relatives who are interested in us and a possible investment in the offering.  No shares purchased in this offering will be subject to any kind of lock-up agreement.

Management and affiliates thereof will not purchase shares in this offering to reach the minimum.

We intend to sell our shares in the states of New York and California, and outside the United States.

Section 15(g) of the Exchange Act - Penny Stock Rules

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the OTC bulletin Board system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder.  They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $2,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).  While Section 15(g) and Rules 15g-1 through 15g-6 apply to broker/dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer’s account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.  The application of the penny stock rules may affect your ability to resell your shares.

Regulation M

Our officers and sole director, who will promote the shares, is aware that he is required to comply with the provisions of Regulation M, promulgated under the Securities and Exchange Act of 1934, as amended.  With certain exceptions, Regulation M precludes officers and/or directors, sales agents, any broker-dealers or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

Offering Period and Expiration Date

This offering will start on the date of this registration statement is declared effective by the Securities and Exchange Commission and continue for a period of 270 days, or sooner if the offering is completed or otherwise terminated by us.

We will not accept any money until this registration statement is declared effective by the Securities and Exchange Commission.

Procedures for Subscribing

Once the registration statement is declared effective by the Securities and Exchange Commission, if you decide to subscribe for any shares in this offering, you must:

1.             execute and deliver a subscription agreement

2.             deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to Sino Daren Co. Limited.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION OR PLAN OF OPERATION

The following discussion should be read in conjunction with, and is qualified in its entirety by, our financial statement, and certain other financial information included elsewhere in this prospectus.

We are a start-up corporation and we have not started operations or generated or realized significant revenues from our business operations.

The audit report includes an explanatory paragraph in relation to Sino Daren Co. Ltd.’s ability to continue as a going concern.

We believe that our HR Multimedia Web Portal is ready for operations subject to adequate funding.  We have completed market research that supports our business model.  Other than completion of this offering our only other source for cash is additional investments by existing shareholders.  Proceeds from this offering will allow us to implement our expansion plan and begin operations in the PRC.  Whether we raise the minimum or maximum amount in this offering, we believe that the proceeds will fund operations for a minimum of nine months.

To meet our need for cash we are attempting to raise money from this offering.  We believe that we will be able to raise enough money through this offering to commence full operations of our HR portal operations.  If after commencement of operations, we are unable to attract enough clients to utilize our services, we will need to find alternative sources for cash to maintain operations.  At the present time, we have not made any arrangements to raise additional cash, other than through this offering.  Currently China is going through a period of stable growth spreading from the coastal cities to inland cities, resulting in a high demand rate in number of organizations in particular from those inside the coastal cities due to the trend of experienced job seekers’ migration back to home cities and graduates desire to work in coastal cities after graduation, we therefore believe that we shall experience steady growth as we expand into other cities in the PRC due to the continuing growth of Internet users, both for job seekers and recruiters, and the cost effectiveness of Internet recruitment for attracting job seekers who is not local.

If we need additional cash and cannot raise it we will either have to maintain service in Hong Kong until we do raise the sufficient cash.  If we raise less than the maximum amount and we need more money we will have to revert to obtaining additional money as described in this paragraph.  Other than as described in this paragraph, we have no other financing plans but to contract additional projects from clients before full scale operation.

Plan of Operation

If we raise the minimum amount in this offering, we believe we can satisfy our cash requirements during the next nine months in Hong Kong only.  If we operate only in Hong Kong we do not expect to conduct additional market research, we do not expect to purchase additional equipment, and we do not expect to hire additional employees.

Upon completion of our public offering, our specific goal is to profitably sell our HR Multimedia Portal services in Hong Kong and Beijing with a strong focus on providing our services to young PRC professional staff whether they have had traditional PRC University education or Hong Kong University education or students returning home from overseas.  We intend to accomplish the foregoing through the following milestones:

1.             Complete our public offering.  We believe this could take up to 270 days from the effective date of this prospectus.  Upon receipt of proceeds from this offering we will commence operations in Hong Kong and Beijing.  We intend to concentrate all of our efforts on raising as much capital as we can during this period.  Depending on the amount of funds raised, we shall introduce the video based CV portal application and then commence operation in Hong Kong and, depending upon the level of operations in Hong Kong we will open operations in Beijing.  We believe that our video based CV portal providing a short video of the candidate will shorten the gap between the potential employer and employee before any formal interview.  We believe that this feature will be attractive to our corporate members and our job seekers.

2.             After completing the offering, we will immediately begin to acquire the equipment we need to begin operations.  Acquiring the equipment will take up to 30 days.  The cost of equipment together with hosting will require $2,500 for a 12-month period.  We only intend to hire one web master as full time employee to manage this video based portal service.  Our sole director will handle our administrative duties.  A detailed breakdown of the cost of operating our office is set forth in the Use of Proceeds section of this prospectus.  At the same time, we shall commence our campus operations inside selected universities in Beijing and Hong Kong.  The number of universities that we will be able to operate in will depend on the amount of funds available to us.

3.             Approximately 45 days after we have completed our public offering, we intend to promote the HR multimedia portal service to trade associations in Hong Kong, in particular for those corporations who have requirements to establish or manage business in Mainland China.  To start, we shall collect information from candidates who have strong interests to work in Mainland China, especially for those mainlanders who are finishing university/college study in Hong Kong.  We believe that it will cost a minimum of $5,000 for our marketing campaign.  If we raise the maximum amount of proceeds from the offering, we will devote an additional $8,000 to our marketing programs covering Hong Kong and Beijing.  Marketing is an ongoing matter that will continue during the life of our operations.

4.             Within 90 days from the initial launch of our marketing program, we believe that we will begin generating revenue from our membership services.

In summary, we will implement our business plan and expect to engage job applicants and corporate employers within 45 days of completing our offering.

If we are unable to negotiate suitable terms with clients to enable us to provide the above-mentioned video based HR portal services, or if we are unable to attract clients to use our video based HR portal, we may have to suspend or cease operations.

If we cannot raise funds or generate sufficient revenues to commence full scale HR portal operations, we will not commence full scale HR portal even in Hong Kong.  If we cannot commence HR portal operations, we shall maintain under customer project mode until a suitable timing has arrived.

Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance.  We are in start-up operations and have not generated revenues.  We cannot guarantee we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

To become profitable and competitive, we have to engage clients and generate revenues from the sale of our advisory services.  We are seeking equity financing to provide for the capital required to implement our operations.

We have no assurance that future financing will be available to us on acceptable terms.  If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations.  Equity financing could result in additional dilution to existing shareholders.

Results of operations

From Inception on August 4, 2010 to January 31, 2011

Since inception, we incorporated the Company, hired an attorney for the preparation of this registration statement.  We have prepared an internal business plan.  We have reserved the domain name www.sinodaren.com.  Our loss during the period from inception to January 31, 2011 is $48,960 all of which is for the general and administrative expenses.  We have not started our proposed business operations and will not do so until we have completed this offering.

Since inception, we sold 13,000,000 shares of common stock to our officers and director and to three other shareholders in consideration of $13,000.00.

Liquidity and capital resources

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

On January 28, 2011, we issued 10,000,000 restricted shares of common stock to Alex P.Y. Wong’s company, our sole director in consideration of $10,000.00; 1,000,000 shares of common stock to Chuang Yi Hong Kong Consulting Company Limited in consideration of $1,000; and, 1,000,000 shares of common stock to Frank & Fox Company Limited in consideration of $1,000; and 1,000,000 shares of common stock to Victory Innovation Limited in consideration of $1,000.  The foregoing was accounted for as a sale of common stock.

As of January 31, 2011, our total assets were $13,000 and our total liabilities were $48,960.  As of February 1, 2011, we had cash of $Nil.

BUSINESS

General

We were incorporated in the State of Nevada on August 4, 2010.  We have not started operations.  We intend to provide a HR web portal service to corporate employers seeking human resources in the PRC, Hong Kong and Macau.  We have not generated any revenues and our operations have been limited to the development of a business plan, conducting market research, collecting 100,000 potential candidates seeking employment in PRC, Hong Kong or Macau, developing the multimedia HR portal, developing strategic relationships with universities for the establishment of campus training/evaluation facilities and the design of corporate logo and identity frameworks for the preparation of operation commencement.

We maintain our statutory registered agent’s office at 3773 Howard Hughes Parkway Suite 400 North, Las Vegas, NV 89169, USA.  Our business office is located at Office B, 5th Floor, China Harbour Building, 370, King’s Road, North Point, Hong Kong.  Our telephone number is +85228156986.  Our U.S. correspondence address is 228 Park Ave. S., #59807, New York, NY 10003, USA.

We have no plans to change our planned business activities or to combine with another business, and we are not aware of any events or circumstances that might cause these plans to change.  We have not begun operations and will not begin operations until we have completed this offering.  Our plan of operation is prospective and there is no assurance that we will ever begin operations.

Our Strategy

We intend to establish a China country-wide web portal business providing services to corporations who require human resources in Mainland China, Hong Kong and Macau.  At the outset, Mr. Alex P.Y. Wong, our sole director, will be responsible for overseeing our business and implementing our business plan.  Mr. Wong has experience focusing on these issues both for marketing and technical implementation of internet based portal.  Further, Mr. Wong’s general business skills provide the basis for successfully implementing our business plan.  However, in the event that Mr. Wong does not believe that he is qualified to provide large scale HR operations, related to complex issues, then we will hire others who may provide such services.

Our philosophy will be to assist employers whether they are Chinese or foreign to recruit employees for their current and future business in Mainland China and/or Hong Kong and Macau.  With the strong growth of business interests in Mainland China, we believe the market will support a web based HR multimedia service portal.  Taking a vertical market approach is to address the needs of selected industry (IT outsourcing and financial services have been selected initially), we shall provide in-depth analysis and even accreditation programs for potential candidates of the specific industry so that direct recruitment expenses can be managed and even minimized for our corporate members.

By approaching university students and recent graduates, we will obtain direct information of the skills of recent graduates that may be available to corporations.  Our web portal will allow the students and recent graduates to describe their respective skills for review by corporations seeking qualified candidates having identified skills.  We will work with the universities to identify skills that are valued by potential employers for further development at the universities.

At one end, we are assisting job applicants to prepare themselves for a specific industry.  On the other hand, we are providing sources of candidates for corporations looking for employees.  In the case a corporate employer requires customized recruitment and assessment programs, our operation can be adjusted to meet their needs as well.

Target Market

We intend to target individuals and corporations, who are looking for jobs and recruiting professional staff in Mainland China, Hong Kong and Macau.  We consider this to be a huge market and therefore decided to commence operations for companies in Hong Kong and then North China including Beijing before expanding to Southern China, and the middle and western parts of China.  Our initial geographic coverage is primarily due to the large concentration of universities and employers in these cities prior to expanding to new areas of the PRC.

For employers, initially we shall be targeting IT Outsourcing and Finance industries.  These selected industries often require large quantity of candidates for their operation and often demand less industry experience to satisfy quantity demand for their operations.

For job applicants, we are targeting at fresh graduates and candidates with one to three years of work experience.  This group most prefer internet recruitment due to internet penetration inside Chinese universities; and for being the largest internet user group out of China’s huge internet population of 384 million as at the end of 2010 (according to Reuters report).

In essence, we are targeting corporations with high repetitive demand and in huge volume.  This way, using an HR service portal will be the most cost effective methodology for recruiters in Mainland China.

Regulatory Requirements

Operating inside Mainland China, we need to pursue special licensing or regulatory approvals before establishing or delivering our intended services.  The PRC regulates Internet media and human resources.  The two areas are considered as regulated business which require professional license in addition to the standard business license approval process and are regulated by two different Ministries, namely Ministry of Industry & Information — requiring a professional license for commercial internet content operation; and Ministry of Human Resources and Social Benefits — requiring a professional license for HR operations which require qualified personnel as full-time employees of the operating company.  If new government regulations, laws, or licensing requirements are passed that would cause us to restrict or eliminate delivery of any of our intended services, then our business would suffer.  Presently, to the best of our knowledge, no such regulations, laws, or licensing requirements exist or are likely to hinder any of our intended operations in the near future and that would reasonably be expected to have a material impact on or sales, revenues, or income from our business operations.

We intend to obtain the above-mentioned licenses from both ministries and we have all the required licenses to operate such HR portal in Hong Kong, with Hong Kong being a part of PRC but under a different administrative jurisdiction.

Marketing

Initially, our services will be promoted among trade associations of the targeted vertical markets.  By offering unique features such as CV video, practical skill evaluations and certificate vetting, together with special promotion, we believe we will attract an initial group of corporate membership directly from trade association referrals.  We also anticipate utilizing several traditional marketing tactics in our attempt to make our services known to corporations and attract clientele.  These marketing activities will be designed to inform potential clients about the benefits of using our services and will include:  development and distribution of marketing literature; direct mail and email; advertising; promotion of our web site; and industry analyst relations.

The Human Resources Industry in China

The Internet recruitment market size of China in 2009 was RMB1.2 billion and this market is considered having substantial compound annual growth rate at 24% between 2009 and 2013.  It is expected that the market size of Internet recruitment market size in 2013 will reach RMB2.85 billion.

Current market share of three major internet recruitment portal to be www.51jobs.com, www.chinahr.com, and www.zhaopin.com.  Their respective market shares are 27.6%, 17.9% and 16.1% respectively.

Internet recruitment is being considered as one of the most cost effective method for corporations to tap into the large and geographically dispersed work force of Mainland China.  The trend of continuing increase of corporation adopting to internet recruitment due to the trend of continuous increase of China internet population to adopt internet recruitment as a prime channel for recruitment.  By 2013, it has been forecasted that there will be 82 million job seekers in China will be using internet recruitment together with 1.8 million corporations.

Revenue

Initially, we intend to generate revenue from the following sources:

1.             On-line Human Resources Database Fee — charge to corporations in form of membership fees for using our database with a limited download of candidate information under a specific search criterion;

2.             On-line Advertising Fee — charge to corporations who want to promote their corporate profile to recruit talents;

3.             Consultancy Fee — charge to corporations who want to understand the human resources market in a particular region in China;

4.             Recruitment Fee — charge to corporations who want to conduct specific recruitment projects.  For example, campus recruitment to be conducted inside selected Universities in order to secure talents before graduation and at the same time offer specific training for selected candidates;

5.             Campus Operation Fee — charge to corporations who want to conduct simple operations inside selected Universities to evaluate potential candidates’ abilities over a period before formal acceptance;

6.             Students Service Fees — University graduates who want services related to interview skills, foreign language skill evaluation/improvement and even career development programs.  One major element will include video CV for candidates.

Although we are confident of our revenue generating services above, there is no assurance that we will be able to interest companies in our services.  If we do not, we will not generate revenue from our prospective business model.

Government Regulation

We do need to pursue or satisfy any special professional licensing or regulatory requirements before establishing or delivering our intended services other than the requisite business licenses.  The required professional licenses include Internet Content Provider License “ICP” from the Ministry of Industry and Information and HR Service License “HRS” from the Ministry of Human Resource and Social Benefits.  The mentioned professional licenses will have to be obtained and subsequently managed by our strategic partner in China and revenue sharing contracts will have to be in place before commencement of services.  The management of professional licenses are relatively straight-forward by following all the administrative advices and ensure all staff is professionally trained according to the responsible ministries.  There is usual a requirement to submit an annual administrative report describing the operation over the past 12 months.

If new government regulations, laws, or licensing requirements are passed, it could cause us to restrict or eliminate delivery of any of our intended services.  New regulations and licensing requirements may adversely affect our business.  For example, if we were required to obtain a government issued license for the purpose of providing consulting services, we could not guarantee that we would qualify for such license.  If a licensing requirement existed, and we were not able to qualify, our business will suffer.  Presently, to our knowledge, no regulations, laws, or licensing requirements exist or are likely to be implemented in the near future that are reasonably expected to have a material impact on our prospective sales, revenues, or income from our business operations.

Under PRC’s existing foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade, may be made in foreign currencies without government approval, except for certain procedural requirements.  The Chinese government may, however, at its discretion, restrict access in the future to foreign currencies for current account transactions and prohibit us from converting its RMB revenue into foreign currencies.  In addition, conversion of RMB for most capital account items, including direct investments, is subject to government approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items.

Foreign Exchange Regulations

Under PRC’s existing foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade, may be made in foreign currencies without government approval, except for certain procedural requirements.  The Chinese government may, however, at its discretion, restrict access in the future to foreign currencies for current account transactions and prohibit us from converting RMB revenue into foreign currencies.  In addition, conversion of RMB for most capital account items, including direct investments, is subject to government approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items.

Competition

We compete with other HR portal companies of different sizes and capabilities.  We will not be differentiating ourselves from them, but merely competing with them.  The human resource market is large, but fragmented.  Our competitive position within the industry is negligible in light of the fact that we have not started our operations.  Older, well-established recruitment firms usually have other recruitment media such as newsletters and/or advertisements on newspapers which are considered to be costly to maintain, in particular on the management of existing work force, but is considered to be comprehensive by quality clientele at the present moment.

We expect to compete on the basis of quality of our services and data reliability on a pure internet environment by providing a speedy quality service over Internet.  At this time, our principal method competing will be our multimedia CV and extensive database analysis, together with our relationship among trade associations to secure initial membership orders.

Alex P.Y. Wong, our President, will be devoting most of his time to our operations including the development of strategic partnership in Hong Kong, Mainland China and Macau.

Individual customer projects will be used to demonstrate our ability to recruit and train candidates to satisfy customer requirements.

We do not believe that our business will be seasonal.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future.  Because we do not have any insurance, if we are made a party to a liability action, we may not have sufficient funds to defend the litigation.  In that event, a judgment could be rendered against us that could cause us to cease operations.

Employees

We are a development stage company and currently have no employees, other than our TWO officers.  We intend to hire additional employees on an as-needed basis.

Offices

Our business office is currently located at Office 5B, 5th Floor, China Harbour Building, 370, Kings Road, North Point, Hong Kong.  Our telephone number is +852 36119299.  We share our office from IT Training Quality & Certification Institute Limited, our partner in Hong Kong.  We intend to lease a office space from the commencement of HK operation, the monthly rental is estimated to be around US$2,000 per month.

MANAGEMENT

Officers and Directors

Our sole director will serve until his successor is elected and qualified.  Our officers are elected by the board of director to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office.  The board of director has no nominating, auditing or compensation committees.

The name, address, age and position of our present officers and directors are set forth below:

Name and Address	Age	Position(s)
Wong Pui Yin Alex (Mr.) 1st Floor, Block C, 43, Happyview Terrace, Happy Valley, Hong Kong	52	President, Treasurer, Chief Financial Officer, and sole member of the board of directors BEFORE the first receipt of fund.

Cheung Kwok Wo Eric (Mr.) Suite 5B, 5th Floor, China Harbour Building 370, Kings Road, North Point, Hong Kong	35	Secretary

The person named above has held his offices/positions since inception of our company and is expected to hold his offices/positions until the next annual meeting of our stockholders.

Background of officers and directors

Since our inception, Alex P.Y. Wong has been our president, principal executive officer, treasurer, principal financial officer, principal accounting officer and sole member of the board of directors.  Since 1990, Mr. Wong has been working in the hi-tech business with strong focus in telecommunications for multi-national corporations inside Mainland China and was appointed in senior management positions for a number of Foreign Representative Offices and Joint

Ventures inside China.  Mr. Wong also served on the board of governors for the American Chamber of Commerce in Shanghai from 1997 to 1998.  During the 30-year career history of Mr. Wong he has worked for companies from four different continents and has had work experiences in five different countries, making Mr. Wong a true international manager who has in-depth understanding of both eastern and western culture.

The current position of Mr. Wong is the Chairman and CEO of Dalian CP Digital Technology Company  Limited, a technology company that specializes in education and recruitment services.  Mr. Wong has been the head of the company since 2003 and become a shareholder of the company since 2007.

Mr. Cheung Kwok Wo Eric is a professional accountant and tax advisor accredited by the Association of Chartered Certified Accountants of United Kingdom, Hong Kong Institute of Certified Public Accountants and The Taxation Institute of Hong Kong. Mr. Cheung has accounting and audit experiences for over 10 years, who will assist Mr. Wong on finance and accounting issues of the company in addition to his role as secretary since April 1, 2011.

Audit Committee Financial Expert

We do not have an audit committee financial expert.  We believe the cost related to retaining a financial expert at this time is prohibitive.  Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

The only conflict that we foresee are that our officers and sole director will devote time to projects that do not involve us.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us since our inception on August 4, 2010 through January 31, 2011 for our officers.  This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.  The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

Executive Officer Compensation Table

Name And Principal Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Non- Equity Incentive Plan Compensation (US$)	Nonqualified Deferred Compensation Earnings (US$)	All Other Compensation (US$)	Total (US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Alex P.Y. Wong	2010	0	0	0	0	0	0	0	0
Eric K.W. Cheung	2010	0	0	0	0	0	0	0	0

We have no employment agreements with any of our officers.  We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Compensation of Directors

Our sole director is not compensated for his services as a director.  The board has not implemented a plan to award options to any directors.  There are no contractual arrangements with any member of the board of directors.  We have no director’s service contracts.

Director’s Compensation Table

Name	Fees Earned Or Paid in Cash (US$)	Stock Awards (US$)	Option Awards (US$)	Non-Equity Incentive Plan Compensation (US$)	Nonqualified Deferred Compensation Earnings (US$)	All Other Compensation (US$)	Total (US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Alex P.Y. Wong	0	0	0	0	0	0	0

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Indemnification

Under our Articles of Incorporation and Bylaws of the Company, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  We may advance expenses incurred in defending a proceeding.  To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering.  The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address Beneficial Owner	Number of Shares Before the Offering	Percentage of Ownership Before the Offering	Number of Shares After Offering Assuming all of the Shares are Sold	Percentage of Ownership After the Offering Assuming all of the Shares are Sold
M&A International Holdings Company Limited [1] Lot Number 343, D.D.4 11 Hung Shing Ye Yung Shu Wan Lamma Island Hong Kong SAR	10,000,000	76.93%	10,000,000	71.44%

All officers and directors as a group (1 person)	10,000,000	76.93%	10,000,000	71.44%

Chuang Yi Hong Kong Consulting Company Limited [2] Suite B, 5th Floor China Harbour Building 370, Kings Road North Point, Hong Kong SAR	1,000,000	7.69%	1,000,000	7.14%

Frank & Fox Company Limited [3] Suite B, 5th Floor China Harbour Building, 370, Kings Road, North Point, Hong Kong SAR	1,000,000	7.69%	1,000,000	7.14%

Victory Innovation Limited [4] Suite 904, 9th Floor, Lap Fai Building, 6-8, Pottinger Street, Central, Hong Kong SAR	1,000,000	7.69%	1,000,000	7.14%

[1]                             The person named above may be deemed to be a “parent” and “promoter” of our company, within the meaning of such terms under the Securities Act of 1933, as amended.  Alex P.Y. Wong is our only promoter.

[2]                             Ms. Yang Yu exercises share voting and/or dispositive powers with respect to Chuang Yi Hong Kong Consulting Company Limited.

[3]                             Mr. Wei Zhong Hong exercises share voting and/or dispositive powers with respect to Frank & Fox Company Limited.

[4]                             Ms. Lam Wai Ming and Mr. Duncan Wong exercises share voting and/or dispositive powers with respect to Victory Innovation Limited.

Future sales by existing stockholders

A total of 13,000,000 shares of common stock have been issued.  10,000,000 shares of common stock were issued to M&A International Holdings Company Limited for and on behalf of Mr. Alex P.Y. Wong, our sole director; 1,000,000 shares of common stock were issued to Chuang Yi Hong Kong Consulting Company Limited; 1,000,000 shares of common stock were issued to Frank & Fox Company Limited; and 1,000,000 shares of common stock were issued to Victory Innovation Limited.  All of the shares issued are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act.  Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing six months after their acquisition, provided we were not a shell company when the shares were issued.  Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock.  There are no outstanding options or warrants to purchase, or securities convertible into, our common stock.  There are four holders of record for our common stock.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share.  The holders of our common stock:

•                  have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

•                  are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•                  do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•                  are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable.  We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.  After this offering is completed, assuming the sale of all of the shares of common stock, present stockholder will own approximately 92.86% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred Stock

We are authorized to issue 25,000,000 shares of preferred stock with a par value of $0.001 per share.  The terms of the preferred shares are at the discretion of the board of directors.  Currently no preferred shares are issued and outstanding.

Anti-takeover provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report.  Further, we will not voluntarily send you an annual report.  We will be required to file reports with the SEC under section 15(d) of the Securities Act.  The reports will be filed electronically.  The reports we will be required to file are Forms 10-K, 10-Q, and 8-K.  You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10:00 am to 3:00 pm.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains an Internet site that will contain copies of the reports we file electronically.  The address for the Internet site is www.sec.gov.

Stock transfer agent

Our stock transfer agent for our securities will be Action Stock Transfer Corporation, 7069 S. Highland Drive, Suite 300, Salt Lake City, Utah 84121.  Its telephone number is +1 801 274 1088.

CERTAIN TRANSACTIONS

On January 28, 2011, we issued a total of 10,000,000 shares of restricted common stock to M&A International Holdings Company Limited, in consideration of $10,000.

Further, Mr. Alex P.Y. Wong and his related company, Dalian CP Digital Technology Company Limited has advanced funds to us for our legal, audit, filing fees, general office administration and cash needs.  As of January 31, 2011, they advanced us $43,834.  The Company will reimburse them for these advances, however, there is no due date for the repayment of the funds advanced by them.  They will be repaid from the proceeds of this offering.   However the obligation to them not bear interest but repayable on demand; and there is no written agreement evidencing the advancement of funds by them or the repayment of the funds to them and their related parties.

EXPERTS

Our financial statements for the period from August 4, 2010 to January 31, 2011, included in this prospectus have been audited by Mazars CPA Limited.  Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The Law Office of Greenberg Traurig, LLP has passed on the legality of the shares being offered herein.

FINANCIAL STATEMENTS

Our fiscal year end is January 31 2011.  We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by a firm of Certified Public Accountants.

Our financial statements for the period from inception to January 31, 2011 (audited), immediately follow:

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Sino Daren Co. Ltd.

(formerly known as Sino CP Talent Lid.)

(A Development Stage Entity)

(A company incorporated in Nevada)

We have audited the accompanying balance sheet of Sino Daren Co. Ltd. (the “Company”) as of January 31, 2011, and the related statements of operations, stockholders’ equity and cash flows for the period from August 4, 2010 (date of incorporation) to January 31. 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing auditing procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sino Daren Co. Ltd. as of January 31, 2011, and the results of its operations and its cash flows for the period then ended. in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2(b) to the financial statements, the Company has suffered losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 2(b). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Mazars CPA Limited

Mazars CPA Limited

Certified Public Accountants

Hong Kong

May 31, 2011

Sino Daren Co. Ltd.

(formerly known as Sino CP Talent Ltd.)

(A Development Stage Entity)

Statement of Operations

(Dollars except share data and per share amounts)

	Note	Period from August 4, 2010 (date of incorporation) to January 31, 2011 US$

Revenues		—

Expenses
General and administrative expenses		(48,960)

Loss before income taxes		(48,960)

Income tax expense	3	—

Net loss and total comprehensive loss		(48,960)

The accompanying notes are an integral part of these financial statements

Sino Daren Co. Ltd.

(formerly known as Sino CP Talent Ltd.)

(A Development Stage Entity)

Balance Sheet

(Dollars except share data and per share amounts)

	Note	As of January 31, 2011 US$
ASSETS
Current assets
Due from stockholders	1	13,000

Total current assets		13,000

Total assets		13,000

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Due to a related party	5	41,232
Due to a director	5	2,600
Accrued expenses		5,128

Total current liabilities		48,960

Total liabilities		48,960

Commitments and contingencies	6

Stockholders’ deficit
Authorised:
Par value US$0.001 per share, 75,000,000 shares of common stock as of January 31, 2011
Par value US$0.001 per share, 25,000,000 shares of preferred stock as of January 31, 2011
Issued and outstanding:
Par value US$0.001 per share, 13,000,000 shares of common stock as of January 31, 2011		13,000

Accumulated losses during development stage		(48,960)

Total stockholders’ deficit		(35,960)

Total liabilities and stockholders’ deficit		13,000

The accompanying notes are an integral part of these financial statements

Sino Daren Co. Ltd.

(formerly known as Sino CP Talent Ltd.)

(A Development Stage Entity)

Statement of Stockholders’ Equity

(Dollars except share data and per share amounts)

	Note	Number of Shares	Amount US$	Accumulated losses US$	Total US$

Issue of common stock	8	13,000,000	13,000	—	13,000

Total comprehensive loss:
Net loss for the period		—	—	(48,960)	(48960)

As of January 31, 2011		13,000,000	13,000	(48,960)	(35,960)

The accompanying notes are an integral part of these financial statements

Sino Daren Co. Ltd.

(formerly known as Sino CP Talent Ltd.)

(A Development Stage Entity)

Statement of Cash Flows

(Dollars except share data and per share amounts)

Period from August 4, 2010 (date of incorporation) to January 31, 2011 US$
Cash flows used in operating activities
Net loss from stockholders	(48,960)
Adjustment to reconcile net loss to net cash used in operating activities:
Due to a related party	41,232
Due to a director	2,600
Accrued expenses	5,128

Net cash used in operating activities	—

Net change in cash and cash equivalents	—

Cash and cash equivalents at beginning of period	—

Cash and cash equivalents at end of period	—

The accompanying notes are an integral part of these financial statements

NOTES TO THE FINANCIAL STATEMENTS

1.             ORGANIZATION AND PRINCIPAL ACTIVITY

Sino Daren Co. Ltd. (the “Company”) (formerly known as Sino CP Talent Ltd.) was incorporated on August 4, 2010 pursuant to the laws of the State of Nevada in the United States of America.

On April 6, 2011, the Company filed an amendment to the Company’s Articles of Incorporation to change its name from Sino  CP Talent Ltd. to Sino Daren Co. Ltd. The amendment was approved by the written consent of the Company’s board of directors and stockholders. A Certificate of Amendment to the Company’s Articles of Incorporation was filed with the Secretary of State of Nevada on April 6, 2011. The amendment became effective April 6, 2011.

The Company reports as a Development Stage Entity under Accounting Standard Codification (“ASC”) Topic 915 issued by the Financial Accounting Standard Board.

The Company has been in an inactive or non-operating status since August 4, 2010. and remained as a shell company with its only activities of incurring non-operating expenses.

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)           Basis of accounting

The financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America.

(b)           Preparation of financial statements

The Company had a negative working capital and a stockholders’ deficit of US$35,960 as of January 31, 2011. The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, a substantial doubt has been raised with regard to the ability of the Company to continue as a going concern as the Company had total liabilities in excess of its total assets and maintained no revenue-generating operations since August 4, 2010, date of incorporation. In light of the situation, the Company has been contemplating practical plans for a business restructuring and/or possible arrangements to raise additional capital funds to support its continuation as a going concern, but there can be no assurance that the Company will be successful in procuring any of such efforts.

A related party, which is controlled by a director of the Company, has undertaken to finance the Company for a “reasonable” period of time for the Company to continue as a going concern, assuming that in such period of time the Company would be able to commence a revenue-generating operation and/or raise additional capital funds to support its continuation as a going concern. However, the related party of the Company retains the right to discontinue such financing at its own discretion in case the Company is unable to accomplish so in such period of time. It is uncertain as for how long or to what extent such period of time would be “reasonable” to the discretion of the related party, and there can be no assurance that the financing from the related party will not be discontinued at any time.

These uncertainties may result in adverse effects on continuation of the Company as a going concern. The financial statements do not reflect any adjustments that might result from the outcome of these uncertainties.

NOTES TO THE FINANCIAL STATEMENTS
(cont’d)

(c)           Income taxes

The Company accounts for income tax under the provisions of ASC Topic 740, which requires recognition of deferred tax assets or liabilities. Deferred income taxes are provided using the liability method. Under the liability method deferred income taxes are recognised for all significant temporary differences between the tax and financial statement bases of assets and liabilities.

(d)           Related parties

Parties are considered to be related if one party has the ability to control the other party or exercise significant influence over the other party in making financial and operating decisions.

(e)           Foreign currency translation

Foreign currency transactions during the period are translated into United States dollars at approximately the market exchange rates existing at the transaction dates. Monetary assets and liabilities denominated in foreign currencies are translated into United States dollars at approximately the market exchange rates ruling at the balance sheet date. The effect of transaction gains and losses on the statement of operations is insignificant for the period presented.

(f)            Use of estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual amounts could differ from those estimates.

(g)           Fair value of financial instruments

The estimated fair values for financial instruments under ASC Topic 820, are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The estimated fair values of the Company’s financial instruments, which include amount due from stockholders and other payables approximate their carrying values in the financial statements because of the short-term maturity of those instruments.

(h)           Recently issued accounting standards

As of the date that this annual report is filed, there are no recently issued accounting pronouncements which adoption would have a material impact on the Company’s financial statements.

3.             INCOME TAXES

ASC Topic 740 clarifies the accounting and disclosure for uncertainty in tax positions, as defined, and prescribes the measurement process and a minimum recognition threshold for a tax position taken or expected to be taken in a tax return, that is required to be met before being recognized in the financial statements. Under ASC Topic 740, the Company must recognize the tax benefit from an uncertain position only if it is more-likely-than-not the tax position will be sustained on examination by the tax authority, based on the technical merits of the position. The tax benefits recognized in the financial statements attributable to such position are measured

NOTES TO THE FINANCIAL STATEMENTS
(cont’d)

based on the largest benefit that has a greater than 50% likelihood of being realized upon the ultimate resolution of the position.

Pursuant to the provisions of ASC Topic 740, the Company has analyzed its filing position in the jurisdiction where it is subject to income tax. As of January 31, 2011, the Company has identified the United States of America in which it is subject to income tax. Based on the evaluations noted above, the Company has concluded that there are no significant uncertain tax positions requiring recognition in its financial statements. As of January 31, 2011, the Company had no unrecognized tax benefits or accruals for the potential payment or interest and penalties or open tax period which is subject to examination.

4.             DUE FROM STOCKHOLDERS

The amounts due are unsecured, interest-free and repayable on demand.

5.             DUE TO A RELATED PARTY / A DIRECTOR

The amounts due are unsecured, interest-free and repayable on demand.

6.             COMMITMENTS AND CONTINGENCIES

As of January 31, 2011, the Company had no material outstanding commitments and contingencies.

7.             RELATED PARTY TRANSACTIONS

During the period from August 4, 2010 (date of incorporation) to January 31, 2011, a director and a related party that is controlled by a director of the Company settled the professional fees on behalf of the Company for an aggregate amount of US$43,832.

8.             SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

On January 28, 2011, the Company issued 13,000,000 shares of common stock with par value of US$0.001 per share for an aggregate amount of US$13,000, for which no cash was received upon issuance. As of April 18, 2011, the cash was received by the Company and thus the amounts receivable from the stockholders are not presented as a deduction from stockholders’ equity in the balance sheet.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.               OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$29.03
Printing Expenses	100.00
Accountant Fees and Expenses	7,128.00
Legal Fees and Expenses	42,608.00
Blue Sky Fees/Expenses	1,000.00
Transfer Agent Fees	1,000.00
TOTAL	$51,865.03

ITEM 14.               INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which she may incur in her capacity as such, is as follows:

1.             Article 3 of the Articles of Incorporation of the Company, filed as Exhibit 3.1 to the Registration Statement.

2.             Article X of the Bylaws of the Company, filed as Exhibit 3.2 to the Registration Statement.

3.             Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the Company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 15.               RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration

M&A International Holdings Company Limited [1] Lot Number 343, D.D.4 11 Hung Shing Ye Yung Shu Wan, Lamma Island Hong Kong SAR	January 28, 2011	10,000,000	$10,000

Chuang Yi Hong Kong Consulting Company [2] Suite B, 5th Floor China Harbour Building, 370, Kings Road North Point, Hong Kong SAR.	January 28, 2011	1,000,000	$1,000

Frank & Fox Company Limited [3] Suite B, 5th Floor China Harbour Building, 370, Kings Road, North Point, Hong Kong SAR	January 28, 2011	1,000,000	$1,000

Victory Innovation Limited [4] Suite 904, 9th Floor, Lap Fai Building, 6-8, Pottinger Street, Central, Hong Kong SAR	January 28, 2011	1,000,000	$1,000

We issued the foregoing shares to M&A International Holdings Co Limited on behalf of Mr. Alex P.Y. Wong pursuant to section 4(2) of the Securities Act of 1933.  Mr. Wong is our sole director, he is a sophisticated investor and was in possession of all material information relating to the company.  Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made by us.  We issued the foregoing restricted shares of common stock to Chuang Yi Hong Kong Consulting Company Limited, Frank & Fox Company Limited and Victory Innovation Limited pursuant to Regulation S of the Securities Act of 1933.  The sale of the shares to Chuang Yi Consultancy HK Limited, Frank & Fox Limited and Victory Innovation Limited took place outside the United States of America.  Chuang Yi Hong Kong Consulting Company, Frank & Company Fox Limited and Victory Innovation Limited are a non-US persons as defined in Regulation S.  Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

The funds obtained by the Company for the sale of the foregoing shares was for general working capital purposes.

ITEM 16.               EXHIBITS.

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-K.

Exhibit No.	Document Description
3.1	Articles of Incorporation.
3.2	Bylaws.
4.1	Specimen Stock Certificate.
5.1	Opinion of Greenberg Traurig, LLP
10.1	Business Office Lease
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Greenberg Traurig LLP (in Exhibit 5.1)
99.1	Subscription Agreement.

ITEM 17.               UNDERTAKINGS.

A.            The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement :

(a)           To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)           reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)           include any additional or changed material information with respect to the plan of distribution.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(5)           For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(6)           For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)           For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (‘‘230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(8)           For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

(b)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.            To provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

D.            The undersigned Registrant hereby undertakes that:

(1)           For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)           For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Form S-1 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Hong Kong, China, on this 31st day of May 2011.

SINO DAREN CO. LTD.

BY:	/s/ ALEX P. WONG
ALEX P.Y. WONG, President

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date
/s/ Alex P.Y. Wong	Director, President (Chief Executive Officer) and Treasurer (Principal Financial Officer)	May 31, 2011
Alex P.Y. Wong

/s/ Cheung Kwok Wo (Eric)	Secretary	May 31, 2011
Cheung Kwok Wo (Eric)

EXHIBIT INDEX

Exhibit No.	Document Description
3.1	Articles of Incorporation.
3.2	Bylaws.
4.1	Specimen Stock Certificate.
5.1	Opinion of Greenberg Traurig, LLP
10.1	Business Office Lease
23.1	Consent of Independent Registered Public Accountanting Firm
23.2	Consent of Greenberg Traurig LLP (in Exhibit 5.1)
99.1	Subscription Agreement.